Exhibit 10.1

Execution version

[***] CERTAIN INFORMATION HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10)(IV) FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Termination and amendment Agreement

This Termination and Amendment Agreement (this “Termination Agreement”) is by and between uniQure biopharma B.V., a Netherlands private company (“uniQure Bio”) and CSL Behring LLC, a limited liability company organized and existing under the laws of Delaware (“CSL”) and entered into as of April 15, 2026 (the “Termination Execution Date”).  Each of uniQure Bio and CSL may be referred to in this Termination Agreement individually as a “Party” and collectively as the “Parties”.

WHEREAS, CSL and uniQure Bio are parties to that certain Commercialization and License Agreement executed as of June 24, 2020 (the “CLA”) relating to the commercialization of uniQure Bio’s proprietary gene therapy product known as etranacogene dezaparvovec, consisting of an AAV5 viral vector carrying a gene cassette with the LP-1 promoter and the Padua variant of Factor IX (FIX-Padua) (the “Product”);

WHEREAS, uniQure Bio and CSL are parties to that certain Development and Commercial Supply Agreement executed as of June 24, 2020 (as amended to date, “CSA”) relating to the supply of Product (and other Licensed Products) by uniQure Bio to CSL;

WHEREAS, currently Genezen MA, Inc. (“Genezen”) manufactures and supplies Product to uniQure Bio’s affiliate, uniQure, Inc. (“uniQure US”) under a supply agreement (the “Genezen CSA”) for further supply of such Product by uniQure Bio to CSL under the CSA;

WHEREAS, uniQure Bio and CSL have agreed that (a) CSL will assume responsibility, and uniQure Bio and its Affiliates will have no further responsibility, for manufacturing the Product (and other Licensed Products) for use by and on behalf of CSL pursuant to the terms and conditions of the CLA as amended hereby and (b) such manufacturing will be performed through Genezen as CSL’s approved contract manufacturer under a direct agreement between Genezen and CSL (collectively (a) and (b), the “Manufacturing Responsibility Transfer”);

WHEREAS, in connection with the Manufacturing Responsibility Transfer, CSL and uniQure Bio agree that the CSA expires on the Termination Effective Date (as defined herein) and is deemed terminated on the terms and conditions set forth herein;

WHEREAS, in connection with the Manufacturing Responsibility Transfer, Genezen will transfer certain reagents being used or held for use under the Genezen CSA to CSL; and

WHEREAS, in connection with the Manufacturing Responsibility Transfer, CSL and uniQure Bio have agreed to make certain amendments and modifications to the CLA, and in accordance with Section 16.8 (Entire Agreement; Amendments) of the CLA, CSL and uniQure Bio desire to memorialize such amendments and modifications in this Termination Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.	Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the CLA or CSA, as applicable.

2.

Manufacturing Transfer.  As used herein, the “Termination Effective Date” shall mean the first date on which both (a) the batches designated as the “Final CSA Batches” in Appendix A have been Manufactured under the CSA and (b) those Final CSA Batches that uniQure Bio determines are suitable for delivery to CSL (the “Final Conforming CSA Batches”) are made available for delivery to CSL.  Notwithstanding anything to the contrary in the CLA or CSA (including Section 5.3.3 (Manufacturing Responsibility Transfer Plan) of the CLA), CSL and uniQure Bio agree that the “Manufacturing Responsibility Cutover Date” under the CLA and CSA shall be deemed to occur on the Termination Effective Date.  For the avoidance of doubt, the Parties expressly agree that as of and following the Termination Execution Date, (x) uniQure Bio shall have no obligation (i) to Manufacture or accept an order for the Manufacture of any Licensed Products other than the Final CSA Batches, or (ii) to perform or accept an order for any Development or Manufacturing-related services (including, but not limited to, stability testing services, but not including activities reasonably requested to be performed under Article 3 of the CLA), in each case under any agreement, including the CLA and CSA, and (y) CSL shall not request or place any purchase order for Licensed Product or other services under the CSA. Furthermore, the Parties expressly agree that as of the Termination Effective Date, uniQure Bio shall have no obligation to, and CSL assumes responsibility for, Manufacture of the Licensed Products for use by and on behalf of CSL in the Field in the Territory under and pursuant to the CLA.  If CSL desires to engage a CMO (other than Genezen) to perform such Manufacture, uniQure Bio shall have the right to approve the use of such CMO if required by, and in accordance with, Section 2.2.2 (Right to Subcontract) of the CLA.

3.	Termination of CSA.

(a)

Termination.  CSL and uniQure Bio acknowledge that the Term of the CSA expires pursuant to Section 14.1.2 (Term) of the CSA, and the CSA is deemed terminated as of, the Termination Effective Date.  CSL and uniQure Bio agree that Section 14.7.1 (Effect of Termination) and Section 14.7.2 (Effect of Termination) of the CSA shall not apply with respect to such termination.

(b)

Final Supply.  The Final Conforming CSA Batches will be delivered to CSL and paid for by CSL in accordance with the Commercial Supply Terms upon confirmation such Final Conforming CSA Batches meet the terms of the CSA.  The Parties acknowledge that any batches of Licensed Product subsequent to the Final CSA Batches ([***]) (“Follow-On Product”) will be deemed as fully Manufactured under the supply arrangement between

Genezen (or one of its affiliates) and CSL (or one of its Affiliates) entered into in connection with the Manufacturing Responsibility Transfer (the “CSL-Genezen Agreement”) even if Licensed Product or vials of Licensed Product for such subsequent batches are a work-in-process or were Manufactured as of the Termination Effective Date.  The Parties further acknowledge that, as between Genezen and uniQure Bio, Genezen is responsible for Manufacturing Licensed Products subsequent to the Final CSA Batches ([***]) and as of the Termination Execution Date, uniQure Bio is not the exclusive manufacturer of Licensed Product for CSL.  Neither uniQure Bio nor any of its Affiliates shall have any obligations, responsibilities or liabilities under the CSA or the CLA (including pursuant to Section 11.2 (By uniQure) thereof) with respect to the Manufacture of any Follow-On Product or other Licensed Product or products under the CSL-Genezen Agreement, including, but not limited to, product liability claims.

(c)

Non-Conformance.  The Parties acknowledge that if any of the Final CSA Batches do not conform to any of the requirements set forth in Section 8.1 of the CSA, uniQure Bio shall not be required to re-Manufacture any such batches and Genezen shall be responsible for such re-Manufacture pursuant to the CSL-Genezen Agreement.  uniQure Bio shall also not be required to re-Manufacture any [***], other than [***], that is Manufactured into [***] prior to the Termination Effective Date, and that do not conform to any of the requirements set forth in Section 8.1 of the CSA; provided however, that Genezen shall re-Manufacture any such batches pursuant to the CSL-Genezen Agreement with no further payment owed by CSL.

(d)

Survival.  Subject to the terms of this Termination Agreement, following the CSA’s termination, Section 14.8 (Survival of Provisions) of the CSA, and the other provisions of the CSA referred to therein, shall survive and continue to apply in accordance with their terms.  The Parties also acknowledge and agree that, for any Licensed Product made under the CSA, ownership of any Patent Rights and Know-How associated therewith are governed exclusively by the terms and conditions of the CLA.

(e)

[***] Product.  Any batches of Licensed Product that [***] CSL designated [***] of the Manufacturing Process (as defined in the CSA) for up to [***] under the Manufacturing Process as approved by Regulatory Authorities ([***]) (such period, the “[***]”) are referred to herein as “[***]”.  Neither uniQure Bio nor any of its Affiliates shall have any obligation, responsibility or liability (including pursuant to Article 11 (Indemnity and Insurance) of the CSA) for (i) any [***], (ii) any drug product Manufactured [***] or (iii) any batches of Product [***] of the Manufacturing Process ((i), (ii) and (iii), “[***]”), and any obligations, responsibilities or liabilities with respect to [***] shall be allocated between CSL and Genezen pursuant to the CSL-Genezen Agreement.  CSL will indemnify, defend and hold harmless the uniQure Indemnitees from and against all Losses incurred in connection with any Third Party Claim to the extent arising or relating to the Exploitation of any [***], including for clarity any product liability claims arising from [***].  The indemnification procedure set forth in Section 11.3 (Indemnification Procedure) shall apply to the indemnity under the preceding sentence as though that indemnity was given under Section 11.1 (By Partner) of the CSA.  Except as expressly set forth herein, this Termination Agreement shall have no effect on [***].

(f)

Stability Testing Services.  In addition to the Manufacturing and supply of Licensed Products under the CSA, the Parties acknowledge that at CSL’s request, uniQure Bio, itself or through its subcontractor Genezen MA, performed certain stability testing services in relation to units of drug substance and drug product of the Licensed Product pursuant to purchase orders issued by CSL to uniQure Bio.  These services shall cease as of the Termination Execution Date and CSL shall pay to uniQure Bio [***] for stability testing services performed in [***] and [***] for stability testing services performed in. uniQure shall provide CSL with an invoice on the Termination Execution Date for such amounts and CSL shall pay such amounts within [***] of receipt of invoice.

4.	Amendments and Modifications to CLA.
(a)	Amendments to Article 1 (Definitions). Section 1.108 (“Manufacturing Responsibility Cutover Date”) is hereby amended in full to read as follows:

“1.108 ‘Manufacturing Responsibility Cutover Date’ means the date of Partner assumption of Manufacturing responsibility, which shall be the “Termination Effective Date” as defined in the Termination and Amendment Agreement between the Parties executed as of April 15, 2026, as may be amended from time to time in accordance with its terms.”

(b)	Partner Manufacturing Technology. CSL will promptly notify uniQure of any modifications to the Manufacturing Process that are notified to a Regulatory Authority.
(c)

Modifications to Article 4 (Development Program).  Notwithstanding anything to the contrary in the CLA, including in Section 4.1.2 (Development Diligence) (first sentence only), Section 4.1.3 (uniQure Additional Development Activities) and Section 4.4 (uniQure Development Plans and Budgets) of the CLA, CSL and uniQure Bio agree that as of the Manufacturing Responsibility Cutover Date, CSL may no longer propose additional Development activities to be performed by uniQure Bio.

(d)	Amendments to Article 5 (Manufacturing).
i.	The following sentence is hereby added to become the final sentence of Section 5.2 (Manufacturing Development Plan) of the CLA:

“As of the Manufacturing Responsibility Cutover Date, (i) the Manufacturing Development Plan will be deemed terminated regardless of the status of [***] and (ii) uniQure shall have no further obligations (x) to allocate capacity for, or perform, activities under the Manufacturing Development Plan, including under this Section 5.2 (Manufacturing Development Plan) and Section 5.3.1 (uniQure Responsibility) or (y) with respect to any costs or expenses associated with the performance of any activities that were set forth in the Manufacturing Development Plan as of the Manufacturing Responsibility Cutover Date.”

ii.The following sentence is hereby added to become the final sentence of Section 5.3.1 (uniQure Responsibility) of the CLA:

“For clarity, from and after the Manufacturing Responsibility Cutover Date, uniQure shall have no obligations to supply to Partner or its Affiliates the Licensed Products for Development or Commercialization in accordance with this Agreement or to perform any activities that were allocated to uniQure under the Manufacturing Development Plan.”

iii.Section 5.3.3 (Manufacturing Responsibility Transfer Plan) of the CLA is hereby amended as follows (deleted language in strikethrough text):

“5.3.3 Manufacturing Responsibility Transfer Plan. Following the Manufacturing Responsibility Transfer Notice Date, upon Partner’s request, the Parties will collaborate reasonably with each other through the JSC to prepare, as soon as reasonably practicable, a written plan for the transfer of uniQure Manufacturing Know-How to Partner or its designated CMO that is not already Manufacturing the Licensed Product, in accordance with the timeline to be set forth therein ~~(the date set forth in such plan for completion of such transfer and assumption of Manufacturing responsibility, the “Manufacturing Responsibility Cutover Date”)~~, which plan the JSC may agree to update in accordance with Article 7 (Governance) from time to time (as updated from time to time, the “Manufacturing Responsibility Transfer Plan”).”

5.

Manufacturing Technology Transfer Plan.  Notwithstanding Section 5.3.2 (Transfer of Manufacturing Responsibility), Section 5.3.3 (Manufacturing Responsibility Transfer Plan) or Section 5.4 (Transfer of Manufacturing Know-How) of the CLA, CSL and uniQure Bio agree as follows:

i.

On September 6, 2022, CSL informed uniQure Bio by delivery of notice under Section 5.3.2 (Transfer of Manufacturing Responsibility) of the CLA, that CSL elected to Manufacture its requirements for Licensed Products through the Specified CMO [***] and the Parties developed a Manufacturing Responsibility Transfer Plan titled [***] for the transfer of uniQure Manufacturing Know-How (the “Manufacturing Transfer Plan”) to [***] in accordance with Section 5.4 (Transfer of Manufacturing Know-How) of the CLA.

ii.

In connection with the Manufacturing Responsibility Transfer and CSL’s engagement of Genezen as its CMO for Manufacture of the Licensed Products, the Parties hereby terminate the Manufacturing Transfer Plan as of the Termination Execution Date, and any and all activities and obligations allocated to uniQure Bio in the Manufacturing Transfer Plan or in the CLA or CSA with respect to any transfer to [***] are considered completed.  The Parties agree that neither Party shall owe any amounts to the other Party with respect to the Manufacturing Transfer Plan or the activities associated with the Manufacturing Transfer Plan.

iii.

The Parties expressly agree that uniQure Bio will not be required to conduct any further transfer or related activities in accordance with the terms of Section 5.4 (Transfer of Manufacturing Technology) of the CLA or otherwise to facilitate CSL’s, [***] or any other Third Party’s assumption of Manufacturing responsibility for the Licensed Products in accordance with the CLA.  Notwithstanding the foregoing, uniQure Bio (or its applicable Affiliate) will permit Genezen, under a separate written agreement, to continue to retain possession of certain necessary uniQure Manufacturing Know-How in Genezen’s possession as of the Termination Effective Date solely as necessary to Manufacture the Product for CSL under the CSL-Genezen Agreement during the Term of the CLA.

6.	Amendments to Article 7 (Governance).
(a)	The following sentence is hereby added to become the final sentence of Section 7.6 (Project Management) of the CLA:

“Upon the Manufacturing Responsibility Cutover Date, (a) the Project Team carrying out the Manufacturing Development Plan will be considered dissolved by the Parties and (b) the Project Team and Project Managers will no longer have any obligation to consult with respect to Manufacturing Development Plan activities.”

(b)

i.	A new Section 7.8 is added to the CLA, reading as follows:

“7.8 Dissolution of JSC.  On and from the Manufacturing Responsibility Cutover Date, the JSC will be dissolved, and notwithstanding the remainder of this Article 7 (Governance), no further meetings of the JSC will be required to take place, and CSL will have final decision-making authority over any matters that would have been decided by the JSC relating to the Exploitation of the Licensed Products in the Field and will not be required to consult with uniQure on any such matters, except for matters referred to in clauses (ii), (iii), and (iv) of Section 7.5.2(a) (No Change; Status Quo).”

ii.	CSL shall continue to report any safety matters with respect to the Licensed Product as required by the Safety Data Exchange Agreement in place between CSL and uniQure Bio.
iii.

In connection with the foregoing new Section 7.8, CSL shall provide any information that it was required under the CLA to provide to the JSC directly to uniQure; provided that any information that was to be provided under the CLA by CSL in advance of, or at, a JSC meeting shall be provided by CSL to uniQure [***]; provided further that, notwithstanding any different timing required under this Agreement prior to the Manufacturing Responsibility Cutover Date, CSL shall provide any information relating to the compliance of Sublicensees or Subcontractors required under Section 2.2.5 to uniQure [***].

7.	Manufacturing Release.

(a)	Release.

i.

Unless and until uniQure does not satisfy its obligation under Sections 2 and 4 of the Payment Agreement referred to in Section 10 of this Agreement to pay the Termination Amount, CSL, on behalf of itself and its Affiliates and its and their respective legal predecessors, successors, and assigns, and each of their respective current and former officers, directors, shareholders, members, employees, agents, attorneys, and representatives, in their capacities as such (collectively, “Releasors”) hereby releases, waives, and forever discharges uniQure Bio and its Affiliates and its and their respective legal predecessors, successors, and permitted assigns, and each of their respective current and former officers, directors, shareholders, members, employees, agents, attorneys, and representatives, in their capacities as such (collectively, “Releasees”) from any and all past, present, and future claims, demands, obligations, liabilities, and causes of action of any nature whatsoever, legal or equitable, whether known or unknown, foreseen or unforeseen, that any of the Releasors has or shall or may have under federal, state, or local constitutions, laws, ordinances, regulations, orders, or common law, but excluding those claims, demands, obligations, liabilities, or causes of action identified in clause (a)(ii) of this Section 7 of this Termination Agreement, relating to or arising out of, under or in connection with the Manufacturing or supply of (a) the batches of Licensed Products designated as the “Selected Batches” in Appendix B, (b) any Final CSA Batches where the Licensed Product has been [***] of the Manufacturing Process, or (c) any Final Conforming CSA Batch that has a [***] (such batches, the “Selected Batches,” and such claim, demands, obligations, liabilities, and causes of action, “Released Claims”).  For clarity, Released Claims include claims relating to or arising out of, under or in connection with any out-of-specification results observed for any Selected Batches after initial inspection under the CSA.

ii.

The Released Claims do not include, and nothing in this Termination Agreement or otherwise limits the liability, if any, of uniQure Bio or any other Releasee for, claims, demands, obligations, liabilities, or causes of action with respect to any portion of the Selected Batches that [***] prior to the Termination Execution Date.  CSL represents, warrants and covenants that (a) it will not [***] and (b) that CSL shall only [***] as set forth in this Section 7(a)(ii).  In the event that CSL wishes to use [***] for non-commercial research purposes, CSL shall submit a written proposal to uniQure detailing the use of such vials, and such use shall be subject to uniQure’s prior written approval.  In connection with the foregoing, CSL has notified uniQure about its desire to [***]. [***] CSL agrees to provide, and will provide [***].

iii.	For clarity, nothing in this Termination Agreement represents or is intended to represent any concession or agreement of uniQure Bio or its Affiliates that it is or can be liable for [***].

(b)

Covenant Not to Sue.  CSL, on behalf of itself and its Releasors, agrees not to bring or commence any claim, complaint, demand, cause of action, request, or demand for arbitration, or other proceeding of any kind or nature against uniQure Bio and its Releasees in respect of any Released Claim.

(c)	No Outstanding or Known Future Claims/Causes of Action; Unknown Claims.

i.	CSL affirms that neither it nor any other Releasors has filed with any Governmental Authority any type of action, suit, or proceeding with respect to a Released Claim.

ii.

With respect to the releases set forth in clause (a) of this Section 7 of this Termination Agreement, CSL, on behalf of itself and the other Releasors, (x) expressly understands, acknowledges, and assumes the risk that, with respect to the Released Claims, claims may exist as of the Termination Execution Date but currently be unknown, that claims may be suspected but currently be undetermined, that claims may be known but not have been asserted, or that losses resulting from any such claims may be currently unknown or overestimated or underestimated in amount or severity and (y) acknowledges that it may discover facts in addition to or different from those now known or believed to be true with respect to the settled Released Claims, but that it is CSL’s intention, on behalf of itself and the other Releasors, to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all claims known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts, in each case, with respect to the Released Claims.

iii.

With respect to any and all Released Claims, CSL, and each of its Releasors, shall be deemed to have waived, relinquished, and released any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States or other jurisdiction, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

8.

Termination and Amendment of Genezen Agreements.  CSL acknowledges that in connection with the Manufacturing Responsibility Transfer, (a) uniQure Bio is amending its Development and Other Manufacturing Services Agreement with Genezen executed as of July 22, 2024 (the “Genezen DMSA”) to exclude the Product and services with respect to the Product and (b) uniQure US is terminating the Genezen CSA relating to the supply of Product by Genezen to uniQure US for further supply to CSL under the CSA ((a) and (b), the “Genezen-uniQure Terminations”).  CSL, as a direct and intended third party beneficiary of the Genezen DMSA with respect to all obligations reasonably related to the Manufacture and Manufacturing

Process of the Products and Genezen CSA, hereby consents to the Genezen-uniQure Terminations.

9.

CSL-Genezen Agreement.  Based on uniQure Bio’s review of the draft CSL-Genezen Agreement, uniQure agrees to Genezen’s designation under Section 5.3.2 (Transfer of Manufacturing Responsibility) as CSL’s CMO under the CLA as part of the Manufacturing Responsibility Transfer and uniQure consents to the grant of a sublicense by CSL to Genezen under uniQure Manufacturing Technology pursuant to Section 2.2.1 (Right to Sublicense) under the CLA.  CSL represents and warrants that the draft agreement provided to uniQure for review prior to the Termination Execution Date is the CSL-Genezen Agreement in full, subject to permitted redactions and to the completion of immaterial matters (such as the insertion of an effective date) at execution, and that the terms of the CSL-Genezen Agreement comply with the requirements of Section 2.2 of the CLA.

10.

Termination Amount.  In partial consideration for CSL’s entry into this Termination Agreement, uniQure Bio, Genezen and CSL have entered into that certain Payment Agreement in the form attached hereto in Appendix C as of the Termination Execution Date, under which CSL will receive [***] (such consideration, the “Termination Amount”).

11.	[***]. As of the Termination Execution Date, uniQure Bio represents and warrants that [***].
12.

Quality Agreements.  CSL acknowledges and agrees that in connection with the termination of the Genezen CSA and the Manufacturing Responsibility Transfer, that certain quality agreement by and among CSL, CSL Behring GmbH, Genezen and uniQure US effective on or about October 27, 2025 (the “Three-Way QA”) is terminated as of the Termination Effective Date pursuant to Section 5 thereof but the (a) pharmacovigilance and adverse event reporting and management obligations, including under Section 4.5 and Annex 3 of the Three-Way QA Agreement and (b) obligations relating to complaints, recalls and retention of samples and documentation in accordance with and for the time period set forth in Section 6 of the Three-Way QA (and no other Sections or Articles of the Three-Way QA), in each case ((a) and (b)), will survive solely with respect to Products supplied pursuant to the CSA, including the Final CSA Batches.

13.	Miscellaneous.

(a)	The Appendices to this Termination Agreement are incorporated herein by reference and will be deemed a part of this Termination Agreement.

(b)

Upon and after the Termination Execution Date, each reference in the CLA to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the CLA shall mean and be a reference to the CLA as modified and amended hereby.

(c)

Each Party hereby represents and warrants to the other Party, as of the Termination Execution Date, that it has full right, power and authority to enter into this Termination Agreement and that the signatories executing this Termination Agreement are authorized to sign on behalf of their respective Party.

(d)

The term of this Termination Agreement shall commence on the Termination Execution Date and continue until and unless terminated by mutual written agreement of the Parties.  The Parties agree that the CLA, as specifically amended by this Termination Agreement, continues to remain in full force and effect.  In the event of any conflict between the CLA and this Termination Agreement, this Termination Agreement shall control.

(e)

Each Party will perform all further acts and things and execute and deliver such further documents as may be necessary or as another Party may reasonably be required to implement or give effect to this Termination Agreement.

(f)

The interpretation and construction of this Termination Agreement shall be governed by the laws of the State of New York excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Termination Agreement to the substantive law of another jurisdiction.

(g)

The following Article and Sections of the CLA shall apply mutatis mutandis to this Termination Amendment as if set forth in full in this Termination Amendment, with the references to “Agreement” in each of these Sections being deemed to be references to this Termination Amendment: Article 14 (Dispute Resolution), Section 16.9 (Headings), Section 16.10 (Independent Contractors), Section 16.16 (Further Actions), Section 16.17 (Construction), and Section 16.18 (Language; Translations).

(h)

This Termination Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original and all of which will together be deemed to constitute one agreement.  The Parties agree that the execution of this Termination Agreement by industry standard electronic signature software or by exchanging PDF signatures shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or relating to this Termination Agreement, each Party hereby waives any right to raise any defense or waiver based upon execution of this Termination Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Termination Agreement to be executed as of the date hereof by a duly authorized corporate officer.

CSL Behring LLC

By	/s/ Michael Deem
	Name:	Michael Deem
	Title:	Head of Global Operations

By	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	AGC, US & Plasma, CSL Behring

uniQure biopharma B.V.

By	/s/ Christian Klemt
	Name:	Christian Klemt
	Title:	CFO

Signature Page to Termination Agreement (CSL and uniQure)

Appendix A

[***]

Appendix B

[***]

Appendix C

[***]

Appendix 1

[***]

Appendix 2

[***]